EXHIBIT 10.1

OCCIDENTAL PETROLEUM CORPORATION

2005 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

FOR NON-EMPLOYEE DIRECTORS

GRANT AGREEMENT

Name of Grantee:

Date of Grant:

Number of Shares of Restricted Stock:

Agreement (this “Agreement”) made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental" or the "Company"), and the Eligible Person receiving this Award (the “Grantee”).

1.          Grant of Restricted Stock. In accordance with this Agreement and the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended from time to time (the "Plan"), Occidental hereby grants to the Grantee as of the Date of Grant, the number of shares of Restricted Stock set forth above. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a book-entry account registered in the name of the Grantee with Occidental’s registrar and stock transfer agent that will be subject to the restrictions hereinafter set forth until those shares have become transferable in accordance with Section 2.

2.          Restrictions on Transfer of Restricted Stock. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to Occidental, until the day following the date that the Grantee ceases serving as a member of the Board of Directors of the Company; provided, however, that the Grantee may designate from time to time any beneficiary or beneficiaries to whom any shares of Restricted Stock and any cash amounts are to be paid in case of the Grantee's death before receipt of such Restricted Stock and cash. If a written beneficiary designation is not on file with Occidental at the time of the Grantee's death, the Grantee's interest in the Restricted Stock will be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

3.          Vesting of Restricted Stock. The Restricted Stock shall be fully vested and nonforfeitable as of the Date of Grant.

4.          Dividend, Voting and Other Rights. Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of Occidental shall be subject to the same restrictions as the shares of Restricted Stock.

5.          Retention as Director. Nothing contained in this Agreement shall interfere with or limit in any way the right of the stockholders of Occidental to remove the Grantee from the Board pursuant to the by-laws of Occidental, nor confer upon any Grantee any right to continue in the service of Occidental as a member of the Board.

6.          Taxes and Withholding. The Grantee is responsible for any federal, state, local or foreign tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the grant of Restricted Stock (including the grant, the vesting, the receipt of Common Shares, the sale of Common Shares and the receipt of dividends, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Restricted Stock or the payment of dividends.

7.          Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, the Company will not issue any Common Shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law by the Company.

8.          Adjustments. The number or kind of shares of stock covered by this Restricted Stock award may be adjusted as the Administrator determines pursuant to Section 7.2 of the Plan in order to prevent dilution or expansion of the Grantee's rights under this Agreement as a result of events such as stock dividends, stock splits, or other change in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment containing an explanation of the nature of the adjustment.

9.          Amendments. The Plan may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, except to the extent necessary to comply with applicable law, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

10.        Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

11.        Relation to Plan; Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definitions have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

12.        Successors and Assigns. Subject to Sections 2 and 3, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13.        Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.

14.        Notices. Any notice to the Company provided for in this Agreement will be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Grantee will be addressed to the Grantee at his or her address currently on file with the Company. Any written notice will be deemed to be duly given when received if delivered personally or by courier service or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.

15.        Privacy Rights. By accepting this award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of this Restricted Stock award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting this Agreement, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administrator in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.

16.        Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Stock award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.        Grantee’s Representations and Releases. By accepting this award, the Grantee acknowledges that the Grantee has read this Agreement and understands that the future value of any Common shares issued pursuant to this Restricted Stock award cannot be predicted and Occidental does not assume liability in the event such Common Shares have no value in the future; and the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.

In consideration of the grant of this Restricted Stock award, no claim or entitlement to compensation or damages shall arise from termination of this Restricted Stock award or diminution in value of this Restricted Stock award or Common Shares issued pursuant to this Restricted Stock award resulting from termination of the Grantee’s service as a member of the Board and the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

OCCIDENTAL PETROLEUM CORPORATION

By:

The undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and a copy of the Memorandum, dated ___________, and (ii) accepts the right to receive the Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Grantee

Date:

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